Exhibit 99.1

Global Telecom & Technology Reports First Quarter 2012 Results

Revenue Increased 21% to $24.7 Million

Adjusted EBITDA Increased 56% to $2.7 Million

Company acquired nLayer Communications in April

MCLEAN, Va.--(BUSINESS WIRE)--May 9, 2012--Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a global network operator delivering managed data services to enterprise, government and carrier customers in over 80 countries worldwide, announced today financial results for the three months ended March 31, 2012. Highlights include:

  Increased Revenue by 21.2 percent to $24.7 million in the first quarter as compared to $20.4 million for the first quarter 2011;
  Increased Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* by 56.1 percent to $2.7 million in the first quarter compared to $1.7 million in the first quarter of 2011;
  Recorded a $0.7 million non-cash expense related to a warrant mark-to-market valuation resulting from GTT’s stock price more than doubling in the first quarter;
  Acquired privately-held, Chicago-based nLayer Communications, Inc., further accelerating GTT’s growth strategy to scale the business worldwide.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“Year-over-year, GTT continues to demonstrate very strong growth in Revenue and EBITDA,” stated Richard D. Calder Jr., President and Chief Executive Officer. “Revenue grew 21 percent and Adjusted EBITDA grew 56 percent year-over-year.

“We continue to accelerate our established growth curve towards becoming a more asset-based network solution provider, capable of delivering complex, integrated network services through our Network as a Service proposition. The integration of nLayer’s global IP backbone will help strengthen and expand our Ethernet services portfolio where our ability to provide robust, scalable and secure private networking services at Internet economics will further enhance the connectivity options available to our customers. Furthermore, the combination with nLayer creates a significant IP Transit player, and a viable market alternative to the traditional Tier 1 networks.”

As part of the terms of the nLayer purchase agreement, GTT paid $12 million at close and assumed $6 million in earn outs over 24 months to acquire nLayer, which generates approximately $15 million in annualized revenue. The acquisition was funded through an expanded term loan facility with GTT’s existing lender, Silicon Valley Bank (“SVB”) and a new note purchase agreement from Plexus Capital, a private investment firm with a focus on investments and partnerships with middle market businesses.

“GTT secured $15.5 million of debt financing commitments to fund the acquisition and provide additional liquidity for future growth initiatives,” stated Michael R. Bauer, Vice President, Finance and Chief Accounting Officer. “We raised $7.5 million in the form of a modification to our existing loan and security agreement with SVB that expands the amount of borrowing under our term loan facility to $20 million. In addition, we secured a total financing commitment of $8 million with Plexus Capital, of which $6.0 million was immediately funded. These commitments demonstrate the strength of our model and the economic potential of this acquisition and we look to unlock that potential in the coming quarters. Allied with GTT’s existing network and operating platform, nLayer is expected to drive significant incremental EBITDA and free cash flow.”

Conference Call Information

GTT will hold a conference call on Thursday, May 10, 2012 at 10:00 a.m. Eastern Time to discuss its results for the three months ended March 31, 2012. To participate in the live conference call, interested parties may dial +1.888.599.4875 or +1.913.312.0971 and enter passcode 5495825. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 5495825. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global network operator delivering managed data services to enterprise, government and carrier customers in over 80 countries worldwide. GTT provides customers with innovative connectivity solutions by utilizing our own network assets - linking over 100 Points of Presence across North America, Europe and Asia - and extending them through our 800 partners worldwide. Our Network as a Service proposition delivers flexible, reliable and scalable network infrastructure, capable of both public and secure private networking. We simplify network deployment by removing the complexity of multi-vendor solutions while offering the cost efficiencies of a single partner. For over 14 years GTT has provided world class project management, rapid service implementation and global 24/7 end-to-end solution monitoring and support. GTT is headquartered in the Washington, DC metro region with offices in London, Dusseldorf and Denver. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended March 31,
	2012	2011

Revenue:
Telecommunications services sold	$24,718	$20,402

Operating expenses:
Cost of telecommunications services provided	17,467	14,383
Selling, general and administrative expenses	4,728	4,472
Depreciation and amortization	1,138	676

Total operating expenses	23,333	19,531

Operating income	1,385	871

Other income (expense):
Interest expense, net	(850)	(316)
Other income (expense), net	(648)	(58)
Total other income (expense)	(1,498)	(374)

Income (loss) before income taxes	(113)	497

Provision for income taxes	136	34

Net income (loss)	$(249)	$463

Earnings (loss) per share:
Basic	$(0.01)	$0.03
Diluted	$(0.01)	$0.03

Weighted average shares:
Basic	18,782,701	18,239,307
Diluted	18,782,701	18,463,174

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	March 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$4,219	$3,249
Accounts receivable, net of allowances of $1,603 and $1,516, respectively	10,208	10,855
Deferred contract costs	1,757	1,831
Prepaid expenses and other current assets	1,635	2,197
Total current assets	17,819	18,132
Property and equipment, net	3,003	3,262
Intangible assets, net	11,090	11,828
Other assets	4,158	4,153
Goodwill	40,950	40,950
Total assets	$77,020	$78,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,090	$16,457
Accrued expenses and other current liabilities	6,399	8,325
Short-term debt	8,048	6,677
Deferred revenue	5,903	6,157
Total current liabilities	37,440	37,616
Long-term debt	19,721	21,312
Deferred revenue and other long-term liabilities	1,973	1,266
Total liabilities	59,134	60,194

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 18,921,798 and 18,674,860 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	62,589	62,442
Accumulated deficit	(44,123)	(43,874)
Accumulated other comprehensive loss	(582)	(439)
Total stockholders' equity	17,886	18,131
Total liabilities and stockholders' equity	$77,020	$78,325

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended March 31,
	2012	2011
Operating income	$1,385	$871
Depreciation and amortization	1,138	676
Non-cash compensation	144	161
Adjusted EBITDA	$2,667	$1,708

CONTACT:
For GTT media inquiries, please contact:
Michelle Reilly, 1-703-442-5582
michelle.reilly@gt-t.net
or
For GTT investor relations inquiries, please contact:
Nazir Rostom, 1-703-442-5586
nazir.rostom@gt-t.net